Exhibit 7.3

Execution Version

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made as of December 19, 2016, by and between XINKE PETROCHEMICALS INC., a Nevada corporation (“Purchaser”) and Zhang Guo Qiang, a resident of Hong Kong (“Stockholder”).

WHEREAS, Stockholder desires to exchange its 2,734,698 shares of common stock comprising approximately 4.3% of the issued and outstanding shares (such shares, the “Company Stock”) of capital stock of Keyuan Petrochemicals, Inc., a Nevada corporation (the “Company”) for the Purchaser Shares (as defined below) on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. EXCHANGE OF CAPITAL STOCK; CLOSING

a. EXCHANGE OF STOCK. On the basis of the representations, warranties, covenants and agreements set forth herein, at the Closing (as defined in Section 1.3 below) Purchaser will purchase from Stockholder, and Stockholder will sell, convey and assign to Purchaser all of the Company Stock.

b. CONTRIBUTION CONSIDERATION. In consideration of the exchange of the Company Stock and the representations, warranties, covenants and agreements of Stockholder set forth herein, Purchaser will issue and deliver to Stockholder 2,734,698 shares of common stock in Purchaser (the “Purchaser Shares”).

c. CLOSING. The closing of the purchase and sale of the Company Stock (the “Closing”) is being held contemporaneously with the execution and delivery of this Agreement at the offices of The Doney Law Firm, 4955 S. Durango Dr. Suite 165, Las Vegas, Nevada 89113, on the date hereof, or such other place and such other time as the parties shall agree. The date of the Closing is referred to as the “Closing Date.” At the Closing, Stockholder shall deliver to Purchaser the stock certificates of the Company duly endorsed or accompanied by duly executed stock powers (with a medallion guaranty, if required by the Company’s transfer agent) or other documents sufficient to validly transfer the Company Stock to Purchaser. Contemporaneously, Purchaser shall issue to Stockholder the stock certificates representing the Purchaser Shares.

d. FURTHER ASSURANCES. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by any party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants that all of the following representations and warranties are true as of the date of this Agreement and on the Closing Date:

a. AUTHORIZATION. The Stockholder is a resident of Hong Kong and has investment and voting control over the Company Stock. Stockholder has the full legal right, power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Stockholder and, assuming the due execution and delivery hereof and thereof by Purchaser, this Agreement constitutes, and at the will constitute, the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

b. CAPITAL STOCK OF THE COMPANY. The Company Stock beneficially or directly owned by Stockholder is free and clear of Encumbrances. The Company Stock has been duly authorized and validly issued, is fully paid and nonassessable, and to Stockholder's Knowledge, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal securities laws. The Company Stock was not issued in violation of the preemptive rights of any past or present stockholder.

c. BROKERAGE. The Stockholder has not entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

d. RESTRICTIONS ON TRANSFER OF PURCHASER SHARES UNDER SECURITIES LAWS AND INVESTMENT REPRESENTATIONS.

i. Stockholder understands that Stockholder must bear the economic risk of the investment in the Purchaser Shares for an indefinite period of time because the Purchaser Shares are not registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities laws of any state or other jurisdiction. Stockholder has been advised that there is currently no public market for the Purchaser Shares and that the Purchaser Shares are not being registered under the 1933 Act upon the basis that the transactions involving its sale are exempt from such registration requirements, and that reliance by Purchaser on such exemption is predicated in part on the Stockholder's representations set forth in this Agreement. Stockholder acknowledges that no representations of any kind concerning the future ability to offer or sell the Purchaser Shares in a public offering or otherwise have been made to Stockholder by Purchaser or any other person or entity. Stockholder understands that Purchaser makes no covenant, representation or warranty with respect to the registration of securities under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning Purchaser. Accordingly, Stockholder acknowledges that there is no assurance that there will ever be any public market for the Purchaser Shares or that the Stockholder will be able to publicly offer or sell any Purchaser Shares.

ii. Stockholder represents and warrants that Stockholder is able to bear the economic risk of losing Stockholder's entire investment in Purchaser, which investment is not disproportionate to Stockholder's net worth, and that Stockholder has adequate means of providing for Stockholder's current needs and personal contingencies without regard to the investment in Purchaser. Stockholder acknowledges that an investment in Purchaser involves a high degree of risk. Stockholder acknowledges that Stockholder and Stockholder's advisors have had an opportunity to ask questions of and to receive answers from the officers of Purchaser and to obtain additional information in writing to the extent that Purchaser possesses such information or could acquire it without unreasonable effort or expense: (i) relative to Purchaser and the Purchaser Shares; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. Stockholder represents, warrants and covenants to Purchaser that Stockholder is a resident of the state indicated in the introductory clause of this Agreement and will be the sole party in interest as to the Purchaser Shares acquired hereunder and is acquiring the Purchaser Shares for Stockholder's own account, for investment only, and not with a view toward the resale or distribution thereof.

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iii. Stockholder agrees that Stockholder will not attempt to pledge, transfer, convey or otherwise dispose of the Purchaser Shares in a transaction that is the subject of either (i) an effective registration statement under the 1933 Act and any applicable state securities laws, or (ii) an opinion of counsel, which opinion of counsel shall be satisfactory to Purchaser, to the effect that such registration is not required. Purchaser may rely on such an opinion of Stockholder's counsel in making such determination. Stockholder consents to the placement of legends on any certificates or documents representing any of the Purchaser Shares stating that the Purchaser Shares have not been registered under the 1933 Act or any applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof. Stockholder is aware that Purchaser will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Purchaser Shares.

iv. Stockholder represents and warrants that he is familiar with the business in which Purchaser is engaged and, based upon his knowledge and experience in financial and business matters, is familiar with investments of this sort that Stockholder is undertaking herein, is fully aware of the problems and risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. Stockholder represents and warrants that Stockholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated pursuant to the 1933 Act. Stockholder also acknowledges that he is not acquiring the Purchaser Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Purchaser Shares but rather upon Stockholder's own independent examination and judgment as to the prospects of Purchaser. Stockholder acknowledges that Purchaser has made no oral or written representations or warranties in connection with the issuance of the Purchaser Shares and Purchaser has not made or delivered to Stockholder any financial projections or forecasts.

v. Stockholder represents and warrants that these Purchaser Shares are being issued to Stockholder without any form of general solicitation or advertising of any type by or on behalf of Purchaser or any of its officers, directors, affiliates, agents or representatives.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Stockholder as follows:

a. ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and Purchaser is duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted except for where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on its business.

b. AUTHORIZATION AND BINDING OBLIGATION. Purchaser has full corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser have been duly and validly authorized by all necessary action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the exercise of judicial discretion in accordance with equitable principles.

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c. NO CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser and the issuance and delivery of the Purchaser Shares to be received by Stockholder pursuant to this Agreement (i) will not violate the Articles of Incorporation or Bylaws of Purchaser; (ii) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Purchaser; and (iii) will not, either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in a breach of the terms, conditions or provisions of, or constitute a default under any material agreement, instrument, license or permit to which Purchaser is now subject.

d. APPROVALS. The execution, delivery and performance of this Agreement by Purchaser and the issuance and delivery of the Purchaser Shares to be received by Stockholder pursuant to this Agreement do not require (i) the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over Purchaser or of any third party that have not been obtained, or (ii) the submission or filing of any notice, report or other filing with any governmental or regulatory authority having jurisdiction over Purchaser.

e. BROKERAGE. Purchaser has not entered into any agreements for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

f. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. To Purchaser's Knowledge, there is no litigation, proceeding or investigation pending or, to the best knowledge of Purchaser, threatened against Purchaser in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

g. CAPITALIZATION OF PURCHASER; PURCHASER SHARES TO BE RECEIVED BY STOCKHOLDER. As of the date of this Agreement, there is one (1) share issued and outstanding. No right of first refusal, warrant, call, conversion right or commitment of any kind exists which obligates Purchaser to issue any of its shares, and (i) there are no (a) outstanding securities or obligations that are convertible into or exchangeable for any shares of the capital stock or other equity securities of Purchaser, or (b) contracts, arrangements or commitments, written or otherwise, under which Purchaser is or may become bound to sell or otherwise issue any shares of its capital stock or any other equity securities. The Purchaser Shares to be received by Stockholder pursuant to this Agreement will, when issued and delivered to Stockholder, be duly and validly issued, fully paid, nonassessable and free of preemptive rights or other restrictions other than those imposed pursuant to securities laws and those expressly provided for in this Agreement. The Purchaser Shares delivered to Stockholder pursuant to this Agreement have not been registered under the 1933 Act.

4. RELEASE BY STOCKHOLDER. STOCKHOLDER HEREBY AGREES AND CONFIRMS THAT IT HEREBY FULLY RELEASES, ACQUITS AND FOREVER DISCHARGES THE COMPANY, FROM ANY AND ALL LIABILITY, CLAIM, DAMAGE, SUIT, COST, EXPENSE OR OBLIGATION OF ANY NATURE WHATSOEVER WHETHER KNOWN OR UNKNOWN, ARISING IN RESPECT OF OR IN CONNECTION WITH ANY TIME OR PERIOD OF TIME PRIOR TO THE DATE HEREOF.

5. CERTAIN DEFINITIONS

"Encumbrances" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, covenants, conditions, voting and other restrictions, rights-of-way, easements, options, encroachments, rights of others and any other matters affecting title, except, in the case of the Purchaser Shares, for restrictions on the sale or other disposition thereof imposed by federal or state securities laws.

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"Knowledge" shall mean facts that are known by Stockholder.

"Material Adverse Effect" shall mean any material adverse change in or effect on, or any change that may reasonably be expected to have a material adverse effect on, (i) the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, or prospects or (ii) the ability to consummate the transactions contemplated by this Agreement.

"Person" (whether or not capitalized) shall mean and include an individual, corporation, company, limited liability company, limited liability partnership, partnership, joint venture, association, trust, and other unincorporated organization or entity and a governmental entity or any department or agency thereof.

"Purchaser’s Knowledge" shall mean facts that are known by Purchaser's executive officers and directors.

6. GENERAL

a. COOPERATION. Stockholder and Purchaser shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Stockholder will cooperate and use his best efforts to have the present officers, directors and employees of the Company cooperate with Purchaser on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the

Closing Date.

b. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned except by operation of law to any entity under common control with Purchaser or any parent or subsidiary of Purchaser or with the prior written consent of the other parties, and shall be binding upon and shall inure to the benefit of the parties hereto, the successors and permitted assigns of Purchaser, and the heirs and legal representatives of Stockholder. If this Agreement is assigned by Purchaser, Purchaser shall not be released from any of its obligations under this Agreement.

c. ENTIRE AGREEMENT. This Agreement and the other writings specifically identified herein or contemplated hereby contain the entire agreement and understanding between Stockholder and Purchaser with respect to the transactions contemplated herein and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Stockholder and Purchaser.

d. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, which may be in electronic form or PDF, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

e. BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

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f. PAYMENT OF EXPENSES. Each of the parties hereto shall pay all its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

g. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Nevada. The parties agrees to submit to the exclusive jurisdiction of the Nevada courts to resolve any dispute under this Agreement.

h. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

i. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

XINKE PETROCHEMICALS INC.

/s/ Chunfeng Tao
By: Chunfeng Tao
Its: President

/s/ Zhang Guo Qiang
ZHANG GUO QIANG

[Signature Page to Purchase Agreement between Zhang Guo Qiang and XinKe Petrochemicals Inc.]

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